UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT 1934

Date of report (Date of earliest event reported): October 3, 2018

MIMEDX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-35887	26-2792552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA		30062
(Address of Principal Executive Offices)		(Zip Code)

(770) 651-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2018, the Board of Directors (the “Board”) of MiMedx Group, Inc. (the “Company”) amended and restated the Company’s bylaws to, among other things, clarify certain corporate procedures and make certain other enhancements and technical changes. The changes effected by the amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) include, without limitation, the following:

•	Adding procedural mechanics for shareholders to call special meetings of shareholders or act by written consent;

•	Enhancing procedural mechanics in connection with shareholder nominations of directors and submission of shareholder proposals at shareholder meetings;

•	Specifying powers of the chairman of a shareholder meeting to establish and enforce rules of conduct and the order of business at the meeting;

•	Enhancing provisions related to the adjournment and postponement of, and establishment of record dates for, shareholder meetings;

•	Clarifying that the Chairman of the Board shall be chosen from among Board members and may, but need not, be the Chief Executive Officer of the Company; and

•	Allowing emergency special Board meetings to be held with less than 24 hours’ notice.

All of the amendments are effective October 3, 2018. The preceding summary is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MiMedx Group, Inc. dated October 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: October 4, 2018

	By	/s/ Alexandra O. Haden
Alexandra O. Haden General Counsel & Secretary